UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

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Venture Global, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (202) 759-6740

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, Thomas Earl, the Chief Commercial Officer of VG LNG Marketing, LLC (UK Branch) (the “Company”), an indirect wholly-owned subsidiary of Venture Global, Inc., notified the Company that he will be stepping down from his position with the Company, effective June 1, 2026, after which Mr. Earl will remain an employee of the Company in a non-executive capacity for a term of one year. The Company is grateful for Tom’s years of leadership at Venture Global and looks forward to continuing to work with him in his new capacity. The Company has identified internal personnel who will be assuming Mr. Earl’s previous duties and responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: May 29, 2026

	By:	/s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer